Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the shell company report on Form 20-F of our report dated April 20, 2021, with respect to the consolidated financial statements of LumiraDx Limited, which report appears in Amendment No.2 to the registration statement (No. 333-257745) on Form F-4 of LumiraDx Limited and to the reference to our firm under the heading “Statement by Experts” in the shell company report on Form 20-F.

/s/ KPMG LLP

London, United Kingdom

September 29, 2021